Exhibit 1.1

EXECUTION VERSION

Dated as of December 16, 2022

EASTGROUP PROPERTIES, INC.

and

ROBERT W. BAIRD & CO. INCORPORATED

BNY MELLON CAPITAL MARKETS, LLC

BOFA SECURITIES, INC.

BTIG, LLC

JEFFERIES LLC

RAYMOND JAMES & ASSOCIATES, INC.

REGIONS SECURITIES LLC

Samuel A. Ramirez & Company, Inc.

TD SECURITIES (USA) LLC

WELLS FARGO SECURITIES, LLC

SALES AGENCY FINANCING AGREEMENT

TABLE OF CONTENTS

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Section 3.21	Partnership Status	17
Section 3.22	REIT Status	17
Section 3.23	REIT Compliance	17
Section 3.24	Tax Disclosure	17
Section 3.25	Actively-Traded Security	18
Section 3.26	Anti-Bribery; Anti-Corruption	18
Section 3.27	Money Laundering	18
Section 3.28	Sanctions	18
Section 3.29	Cybersecurity	19
ARTICLE IV COVENANTS		20
Section 4.01	Registration Statement and Prospectus	20
Section 4.02	Blue Sky	21
Section 4.03	Copies of the Registration Statement and Prospectus	21
Section 4.04	Rule 158	22
Section 4.05	Information	22
Section 4.06	Representations and Warranties	22
Section 4.07	Counsel Letters	23
Section 4.08	Comfort Letters	23
Section 4.09	Officers’ Certificate	24
Section 4.10	Stand Off Agreement	24
Section 4.11	Market Activities	25
Section 4.12	REIT Status	25
Section 4.13	Maximum Program Amount	25
Section 4.14	Due Diligence	25
ARTICLE V CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT		26
Section 5.01	Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Agents to Sell Common Shares During the Selling Period(s)	26
Section 5.02	Suspension of Sales	28
ARTICLE VI INDEMNIFICATION AND CONTRIBUTION		29
Section 6.01	Indemnification by the Company	29
Section 6.02	Indemnification by the Agents	29
Section 6.03	Conduct of Indemnification Proceedings	30
Section 6.04	Contribution	31
- ii -

- iii -

This SALES AGENCY FINANCING AGREEMENT (this “Agreement”), dated as of December 16, 2022, is made by and between EASTGROUP PROPERTIES, INC., a Maryland corporation (the “Company”), and Robert W. Baird & Co. Incorporated, BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, Raymond James & Associates, Inc., Regions Securities LLC, Samuel A. Ramirez & Company, Inc., TD Securities (USA) LLC, and Wells Fargo Securities, LLC as sales agents and/or principals (each, an “Agent” or collectively, the “Agents”).

W I T N E S S E T H:

WHEREAS, the Company has authorized and proposes to issue and sell in the manner contemplated by this Agreement shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), having an aggregate gross sales price of up to $750,000,000, upon the terms and subject to the conditions contained herein; and

WHEREAS, the Agents have been appointed by the Company as its agents to sell the Common Shares (as defined below) and agree to use their commercially reasonable efforts to sell the Common Shares offered by the Company from time to time upon the terms and subject to the conditions contained herein.

NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.01          Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“1940 Act” has the meaning set forth in Section 3.12.

“Actual Sold Amount” means the number of Issuance Shares that each Agent has sold during the Selling Period.

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first-mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agency Settlement Date” means, in connection with the offer and sale of Common Shares from the Company to an Agent in their capacity as agents and not as principals, unless the Company and the applicable Agent shall otherwise agree, the second business day (or such earlier day as is industry practice for regular-way trading) following each Trading Day during the applicable Selling Period, when the Company shall deliver to such Agent the amount of Common Shares sold on such Trading Day and such Agent shall deliver to the Company the Issuance Price received on such sales.

“Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“Agent Expenses” has the meaning set forth in Section 9.02.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Applicable Time” means the time of sale of any Common Shares pursuant to this Agreement.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” means the date on which the Closing occurs.

“Code” has the meaning set forth in Section 3.23.

“Comfort Letter Triggering Event” has the meaning set forth in Section 4.08.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Agents in the aggregate shall have sold Common Shares having an aggregate gross sales price of the Maximum Program Amount pursuant to this Agreement, and (y) the date on which this Agreement is terminated pursuant to Article VII.

“Common Shares” shall mean shares of the Common Stock issued or issuable pursuant to this Agreement.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Controlling Persons” has the meaning set forth in Section 6.01.

“EDGAR” has the meaning set forth in Section 4.03.

“Effective Date” has the meaning set forth in Section 3.03.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” has the meaning set forth in Section 9.02.

“FCPA” has the meaning set forth in Section 3.26.

“Floor Price” means the minimum price per share set by the Company in the Issuance Notice below which the applicable Agent shall not sell Common Shares during the applicable Selling Period, which may be adjusted by the Company at any time during the applicable Selling Period and which in no event shall be less than $1.00 without the prior written consent of the applicable Agent, which may be withheld in such Agent’s sole discretion.

“General Disclosure Package” has the meaning set forth in Section 3.03.

“Incorporated Documents” has the meaning set forth in Section 3.02.

“Indemnified Party” has the meaning set forth in Section 6.03.

“Indemnifying Party” has the meaning set forth in Section 6.03.

“Issuance” means each occasion on which the Company elects to exercise its right to deliver an Issuance Notice requiring the applicable Agent to use its commercially reasonable efforts to sell the Common Shares as specified in such Issuance Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means the aggregate gross sales price of Common Shares to be sold by an Agent with respect to any Issuance, subject to the conditions specified in Section 2.03(a) hereof.

“Issuance Date” means any Trading Day during the Commitment Period on which an Issuance Notice is deemed delivered pursuant to Section 2.03(b) hereof.

“Issuance Notice” means a written notice to an Agent delivered in accordance with this Agreement substantially in the form attached hereto as Exhibit A.

“Issuance Price” means the Sales Price less the Selling Commission.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Issuance Supplement” has the meaning set forth in Section 3.01.

“Issuer Free Writing Prospectus” means any “written communication” which constitutes a “free writing prospectus,” as such terms are defined in Rule 405 under the Securities Act with respect to the offering of Common Shares contemplated by this Agreement.

“IT Systems and Data” has the meaning set forth in Section 3.29.

“Material Adverse Effect” means a material adverse effect on the business, assets, operations, properties, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or any material adverse effect on the Company’s ability to consummate the transactions contemplated by, or to execute, deliver and perform its obligations under, this Agreement.

“Maximum Program Amount” means Seven Hundred Fifty Million Dollars ($750,000,000).

“Money Laundering Laws” has the meaning set forth in Section 3.27.

“OECD Convention” has the meaning set forth in Section 3.26.

“Officers’ Certificate Triggering Event” has the meaning set forth in Section 4.09.

“Opinion Triggering Event” has the meaning set forth in Section 4.07.

“Original Registration Statement” has the meaning set forth in Section 3.01.

“Permits” has the meaning set forth in Section 3.10.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means the New York Stock Exchange.

“Principal Settlement Date” has the meaning set forth in Section 2.03.

“Principal Transaction” has the meaning set forth in Section 2.01.

“Prospectus” has the meaning set forth in Section 3.01.

“Prospectus Supplement” has the meaning set forth in Section 5.01(k).

“Registration Statement” has the meaning set forth in Section 3.01.

“REIT” has the meaning set forth in Section 3.22.

“Representation Date” has the meaning set forth in the introductory paragraph of Article III.

“Sales Price” means the actual sale execution price of each Issuance Share sold by an Agent on the Principal Market hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties hereto in other methods of sale.

“Sanctioned country” has the meaning set forth in Section 3.28.

“Sanctions” has the meaning set forth in Section 3.28.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Act Regulations” means the rules and regulations of the Commission under the Securities Act.

“Selling Commission” means the percentage (not to exceed 2%) of the Sales Price of Issuance Shares sold during a Selling Period as agreed from time to time by the Company and the applicable Agent; provided, however, that such commission shall not apply when an Agent acts as principal, in which case a different commission or a discount may be set forth in the applicable Terms Agreement.

“Selling Period” means the period determined by the Company in the Company’s sole discretion and specified in the applicable Issuance Notice following the Trading Day on which an Issuance Notice is delivered or deemed to be delivered pursuant to Section 2.03(b) hereof.

“Settlement Date” has the meaning set forth in Section 2.03.

“Significant Subsidiary” has the meaning set forth in Section 3.05.

“Stand Off Period” has the meaning set forth in Section 4.10.

“Subsidiary Partnerships” has the meaning set forth in Section 3.21.

“Trading Day” means any day which is a trading day on the Principal Market, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

“Terms Agreement” has the meaning set forth in Section 2.01.

Article II

ISSUANCE AND SALE OF COMMON STOCK

Section 2.01          Issuance.

(a)           Subject to the terms and conditions set forth herein, the Company may issue and sell Common Shares through any Agent, acting as sales agent for the Company, or directly to any Agent(s), acting as principal, from time to time and on the terms and subject to conditions set forth in this Agreement and, in the case of a sale of Common Shares to any Agent(s) as principal, the applicable Terms Agreement, until the aggregate gross sales price of the Common Shares sold under this Agreement and any Terms Agreement (as defined below) equals the Maximum Program Amount or this Agreement is otherwise terminated. Subject to the foregoing and the other terms and conditions of this Agreement, upon the delivery of an Issuance Notice, and unless the sale of the Issuance Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, the applicable Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the amount specified in such Issuance Notice into the Principal Market, and otherwise in accordance with the terms of such Issuance Notice. Each Agent will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the portion of the Actual Sold Amount for such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof. Each Agent may sell Issuance Shares in the manner described in Section 2.01(b) herein. In acting hereunder, an Agent will be acting as agent for the Company and not as principal; provided, however, that the Company may also offer to sell the Common Shares directly to an Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A-1 hereto (with such changes thereto as may be agreed upon by the Company and such Agent to accommodate a transaction involving more than one Agent), relating to such sale in accordance with this Agreement (each such transaction being referred to as a “Principal Transaction”). The Company acknowledges and agrees that (i) there can be no assurance that an Agent will be successful in selling Issuance Shares, (ii) such Agent will incur no liability or obligation to the Company or any other Person if it does not sell Issuance Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares in accordance with this Section 2.01, and (iii) no Agent shall be under any obligation to purchase Common Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent and the Company in a Terms Agreement.

(b)           Method of Offer and Sale. The Common Shares may be offered and sold (1) in privately negotiated transactions (if and only if the parties hereto have so agreed in writing), (2) as block transactions, or (3) by any other method or payment permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the Principal Market or sales made to or through a market maker or through an electronic communications network. Nothing in this Agreement or any Terms Agreement shall be deemed to require either party to agree to the method of offer and sale specified in the preceding sentence and either party may withhold its consent thereto in such party’s sole discretion. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Issuance Shares by the Company shall be effected by or through only one Agent on any single given day, but in no event by more than one Agent, and the Company shall in no event request more than one Agent to sell Common Shares on the same day.

(c)           Issuance Exercise. Upon the terms and subject to the conditions set forth herein, on any Trading Day, as provided in Section 2.03(b) hereof, during the Commitment Period, on which the conditions set forth in Sections 5.01 and 5.02 hereof have been satisfied, the Company may exercise an Issuance by the delivery of an Issuance Notice, executed by the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President or any Senior Vice President of the Company, to an Agent. Such Agent shall use its commercially reasonable efforts to sell pursuant to such Issuance Notice a number of Common Shares having an aggregate gross sales price equal to the Issuance Amount set forth in the Issuance Notice; provided that such Agent shall not sell any fractional shares to reach the exact Issuance Amount and, if the sale of such fractional shares would be necessary to reach the Issuance Amount set forth in the Issuance Notice, such Agent shall only sell the maximum number of whole shares of Common Stock having an aggregate gross sales price that does not exceed the Issuance Amount set forth in the Issuance Notice. Each Issuance will be settled on the applicable Agency Settlement Date following the Issuance Date.

Section 2.02         Effectiveness. The effectiveness of this Agreement (the “Closing”) shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence; provided that such effectiveness shall continue through the filing and subsequent effectiveness of any further registration statements by the Company for the purpose of continuing the offering of the Common Shares upon expiration of the effectiveness of the Original Registration Statement after the third anniversary of its original effective date. At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) the Company shall deliver to the Agents a certificate executed by the Secretary or an Assistant Secretary of the Company, signing in such capacity, dated the Closing Date (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company or a duly authorized committee thereof authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Common Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed the Agreement for or on behalf of the Company; (ii) the Company shall deliver to the Agents a certificate executed by the Chief Executive Officer, the President, any Executive Vice President or any Senior Vice President of the Company and by the Chief Financial Officer of the Company, signing in such respective capacities, dated the Closing Date, confirming that the representations and warranties of the Company contained in this Agreement are true and correct and that the Company has performed, in all material respects, all of its obligations hereunder to be performed on or prior to the Closing Date and as to the matters set forth in Section 5.01(a) hereof; (iii) Goodwin Procter LLP, counsel to the Company, shall deliver to the Agents an opinion and negative assurance letter, dated the Closing Date and addressed to each Agent, substantially in the form of Exhibit B-1 attached hereto; (iv) Goodwin Procter LLP, tax counsel to the Company, shall deliver to the Agents a tax opinion, dated the Closing Date and addressed to each Agent, substantially in the form of Exhibit B-2 attached hereto; (v) KPMG LLP shall deliver to the Agents a letter, dated the Closing Date, in form and substance reasonably satisfactory to the Agents; and (vi) the Company shall pay the expenses set forth in Section 9.02(ii), (iv) and (viii) hereof by wire transfer to the account designated by the Agents in writing prior to the Closing.

Section 2.03          Mechanics of Issuances.

(a)           Issuance Notice. On any Trading Day during the Commitment Period, the Company may deliver an Issuance Notice to an Agent, subject to the satisfaction of the conditions set forth in Sections 5.01 and 5.02; provided, however, that (1) the Issuance Amount for each Issuance as designated by the Company in the applicable Issuance Notice shall in no event exceed Seven Hundred Fifty Million Dollars ($750,000,000) without the prior written consent of such Agent, which may be withheld in such Agent’s sole discretion and (2) notwithstanding anything in this Agreement or any Terms Agreement to the contrary, such Agent shall have no further obligations with respect to any Issuance Notice if and to the extent the aggregate gross sales price of Issuance Shares sold pursuant thereto, together with the aggregate gross sales price of Common Shares previously sold under this Agreement or any Terms Agreement, shall exceed the Maximum Program Amount. The Company shall have the right, in its sole discretion, to amend at any time and from time to time any Issuance Notice by notice to any Agent and, if so notified, such Agent shall, as soon as practicable, modify its offers to sell consistent with any such amendment notice.

(b)           Delivery of Issuance Notice. An Issuance Notice or any amendment thereto shall be deemed delivered on the Trading Day that it is received by email to the applicable persons set forth in Schedule 1 hereto and confirmed by the Company by telephone (including a voicemail message to the persons so identified), with the understanding that, with adequate prior written notice, an Agent may modify the list of such persons from time to time. No Issuance Notice or any amendment thereto may be delivered other than on a Trading Day during the Commitment Period.

(c)           Floor Price. An Agent shall not sell Issuance Shares below the Floor Price during the applicable Selling Period and such Floor Price may be adjusted by the Company at any time during the applicable Selling Period upon notice to such Agent and confirmation by such Agent to the Company.

(d)           Trading Guidelines. The Company hereby acknowledges and agrees that each Agent and its Affiliates may, subject to compliance with Regulation M under the Exchange Act and Section 5 of the Securities Act, if applicable, make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company, at the same time such Agent is acting as agent pursuant to this Agreement; provided, however, that the Company shall not be deemed to have authorized or consented to any such purchases or sales by such Agent and its Affiliates.

(e)           Principal Transaction Issuance. If the Company wishes to issue and sell the Common Shares pursuant to this Agreement on a principal basis to an Agent, it will notify the applicable Agent of the proposed terms of the Principal Transaction. If such, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction. The terms set forth in a Terms Agreement shall not be binding on the Company or an Agent unless and until the Company and such Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control. Each sale of the Common Shares to an Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Common Shares to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Common Shares by such Agent. The commitment of an Agent to purchase the Common Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Common Shares to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Common Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with such Agent in the reoffering of the Common Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, as applicable, a “Settlement Date”) and place of delivery of and payment for such Common Shares. Notwithstanding anything to the contrary herein, nothing shall prohibit the Company from entering into a Terms Agreement with two or more Agents.

Section 2.04         Settlements. Subject to the provisions of Article V, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting the applicable Agent or its designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Issuance Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, such Agent will deliver the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Issuance Shares on a Settlement Date or as provided under a Terms Agreement, the Company agrees that it will (i) hold such Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (ii) pay to such Agent any Selling Commission to which it would otherwise have been entitled absent such default. The parties hereto acknowledge and agree that, in performing its obligations under this Agreement, an Agent may borrow shares of Common Stock from stock lenders, and may use the Issuance Shares to settle or close out such borrowings.

Section 2.05         Use of Free Writing Prospectus. Neither the Company nor any Agent has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute any Issuer Free Writing Prospectus without the other party’s prior written consent.

Section 2.06         Material Non-Public Information. Notwithstanding any other provision of this Agreement or any Terms Agreement, an Agent shall not be obligated to sell any Common Shares hereunder during any period in which it reasonably believes that the Company is, or may be deemed to be, in possession of material non-public information.

Section 2.07        Exemption from Regulation M. If any party believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (applicable to securities with an average daily trading volume value of at least $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Common Shares, it shall promptly notify the other party and sales of Common Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of all parties.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, each Agent that as of the Closing Date, as of each Issuance Date, as of each execution and delivery of a Terms Agreement by the Company, as of each applicable Settlement Date, and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:

Section 3.01          Registration. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed and quoted on the Principal Market under the trading symbol “EGP,” and the Common Shares have been or will have been listed on the Principal Market prior to delivery of the first Issuance Notice hereunder, subject to notice of issuance. The Company (i) meets the requirements for the use of Form S-3 under the Securities Act and the rules and regulations thereunder for the registration of the transactions contemplated by this Agreement and (ii) has been subject to the requirements of Section 12 of the Exchange Act and has timely filed all the material required to be filed pursuant to Sections 13 and 14 of the Exchange Act for a period of more than 12 calendar months (other than a report that is required solely pursuant to Items 1.01, 1.02, 1.04, 2.03, 2.04, 2.05, 2.06, 4.02(a) or 5.02(e) of Form 8-K).

The Company has filed with the Commission an automatic shelf registration statement on Form S-3 (Registration No. 333-268821) (the “Original Registration Statement”), which registration statement, as amended, became effective upon filing under Rule 462(c) under the Securities Act, for the registration of an indeterminate number of shares of Common Stock and other securities under the Securities Act, and the offering thereof from time to time pursuant to Rule 415 promulgated by the Commission under the Securities Act. Such registration statement (and any further registration statements that may be filed by the Company for the purpose of continuing the offering of the Common Shares upon expiration of the effectiveness of the Original Registration Statement after the third anniversary of its original effective date or for the purpose of registering additional Common Shares to be sold pursuant to this Agreement), and the prospectus constituting part of such registration statement, together with the Prospectus Supplement (as defined in Section 5.01(k)) and any pricing supplement relating to a particular issuance of the Issuance Shares (each, an “Issuance Supplement”) or a final pricing supplement relating to offering of the Common Shares by an Agent as principal pursuant to a Terms Agreement, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus is provided to the Agents by the Company for use in connection with the offering of the Common Shares that is not required to be filed by the Company pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use. Promptly after the execution and delivery of this Agreement, the Company will prepare and file the Prospectus Supplement relating to the Issuance Shares pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, as contemplated by Section 5.01(k) of this Agreement. As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

The Company is in compliance with the rules of the Principal Market, including, without limitation, the requirements for continued listing of the Common Shares on the Principal Market, and the Company has not received any notice from the Principal Market regarding the delisting of the Common Shares from the Principal Market.

Section 3.02         Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package pursuant to Item 12 of Form S-3 (collectively, the “Incorporated Documents”), as of the date filed with the Commission under the Exchange Act, comply in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated as applicable, and none of such documents contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.03          Registration Statement; Prospectus and Disclosure Package. No stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of the Company, no proceeding for that purpose has been initiated or threatened by the Commission. The Registration Statement, as of the Effective Date, conformed or will conform in all material respects to the requirements of the Securities Act, and the rules and regulations of the Commission promulgated thereunder and, as of the Effective Date, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its original issue date, as of the date of any filing of an Issuance Supplement thereto pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, as of each Applicable Time and as of the date of any other amendment or supplement thereto, conforms or will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and, as of such respective dates, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of each Applicable Time and the Closing Date, as the case may be, neither (i) the Issuer Free Writing Prospectus(es), if any, issued at or prior to such Applicable Time, the Prospectus and the public offering price of the Common Shares offered thereby, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Free Writing Prospectus(es), if any, when considered together with the General Disclosure Package, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Agent expressly for use in the Prospectus. As used herein, with respect to the Registration Statement, the term “Effective Date” means, as of a specified time, the later of (i) the date that the Registration Statement or the most recent post-effective amendment thereto became or becomes effective under the Securities Act and (ii) the date that the Company’s Annual Report on Form 10-K for its most recently completed fiscal year is filed with the Commission under the Exchange Act.

Section 3.04         Changes. Neither the Company nor any Significant Subsidiary has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, (i) neither the Company nor any Significant Subsidiary has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its Significant Subsidiaries and (ii) there has not been any material change in the capital stock, except for issuances of capital stock pursuant to the Company’s dividend reinvestment program, if any, and employee benefit plans, or long-term debt, other than the repayment of current maturities of long-term debt, of the Company or any Significant Subsidiary or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, assets, general affairs, management, financial position, prospects, shareholders’ equity or results of operations of the Company and its Significant Subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

Section 3.05          Organizational Matters. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own or lease its properties and to conduct its business as described in the General Disclosure Package; the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Each significant subsidiary, as defined in Rule 405 under the Securities Act, including, but not limited to, as of the date of this Agreement, EastGroup Properties, L.P., EastGroup Properties General Partners, Inc. and EastGroup Properties Holdings, Inc. (each a “Significant Subsidiary”), has been duly incorporated or formed and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation with corporate, partnership or limited liability company power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package. Each Significant Subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be duly incorporated or formed, validly existing, have such power or authority or be so qualified would not have a Material Adverse Effect.

Section 3.06          Authorization; Enforceability. The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of this Agreement and any Terms Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of, and the consummation of the transactions to be performed by it contemplated by, this Agreement and any Terms Agreement. No other corporate proceeding on the part of the Company is necessary, and no consent of any shareholder in its capacity as such of the Company is required, for the valid execution and delivery by the Company of this Agreement or any Terms Agreement, and the performance and consummation by the Company of the transactions contemplated by this Agreement or any Terms Agreement to be performed by the Company. The Company has duly executed and delivered this Agreement. This Agreement and any Terms Agreement constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and by limitations imposed by law and public policy on indemnification or exculpation.

Section 3.07          Capitalization. The Company has an authorized capitalization as set forth in the General Disclosure Package, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company; all of the issued shares of capital stock or other ownership interests of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable; and all shares of capital stock or other ownership interests of each Significant Subsidiary (other than directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of any liens, encumbrances or security interests, except as described in the General Disclosure Package. The Common Shares have been duly and validly authorized by all necessary corporate action on the part of the Company. When issued against payment therefor as provided in this Agreement and any Terms Agreement, the Common Shares will be validly issued, fully paid and nonassessable, free and clear of all preemptive rights, claims, liens, charges, encumbrances and security interests of any nature whatsoever, other than any of the foregoing created by an Agent. The capital stock of the Company, including the Common Shares, conforms to the description contained in the General Disclosure Package. Except as set forth in the General Disclosure Package, there are no outstanding options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of Common Stock of the Company or any other securities of the Company of any kind binding on the Company (except pursuant to dividend reinvestment, stock purchase or ownership, stock option, director or employee benefit plans) and there are no outstanding securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares as described in this Agreement and any Terms Agreement. Except as set forth in the Prospectus, there are no restrictions upon the voting or transfer of any shares of the Common Stock pursuant to the Company’s Articles of Incorporation or bylaws. There are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its Common Stock. No Person has the right, contractual or otherwise, to cause the Company to issue to it, or to register pursuant to the Securities Act, any shares of capital stock or other securities of the Company upon the filing of the Registration Statement or the issuance or sale of the Common Shares hereunder.

Section 3.08          No Conflicts. The issuance and sale of the Common Shares, the compliance by the Company with all of the provisions of this Agreement and any Terms Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of a lien or security interest under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the property or assets used in the conduct of the business of the Company or any Significant Subsidiary is subject, except as would not reasonably be expected to have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Articles of Incorporation, bylaws or other organizational document of the Company or any Significant Subsidiary or, to the best of the Company’s knowledge, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Significant Subsidiary or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement or any Terms Agreement or in connection with the issuance and sale of the Common Shares hereunder, except such as have been, or will have been prior to the Closing Date, obtained under the Securities Act, and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws, as the case may be, and except in any case where the failure to obtain such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect.

Section 3.09          Legal Proceedings. Other than as set forth in the General Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its controlled subsidiaries is a party or of which any property of the Company or any of its controlled subsidiaries is the subject which, if determined adversely to the Company or any of its controlled subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

Section 3.10          Sale of Common Shares. Immediately after any sale of Common Shares by the Company hereunder, the aggregate amount of Common Stock that has been issued and sold by the Company hereunder will not exceed the aggregate amount of Common Stock registered under the Registration Statement (in this regard, the Company acknowledges and agrees that an Agent shall have no responsibility for maintaining records with respect to the aggregate amount of Common Shares sold, or for otherwise monitoring the availability of Common Stock for sale, under the Registration Statement).

Section 3.11         Permits. Each of the Company and its Significant Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (the “Permits”) as are necessary to own its respective properties and to conduct its business in the manner described in the General Disclosure Package, except where the failure to obtain such permits would not reasonably be expected to have a Material Adverse Effect; to the best knowledge of the Company after due inquiry, the Company and each of its Significant Subsidiaries has fulfilled and performed all its material obligations with respect to such Permits, except where the failure to fulfill or perform any such obligation would not reasonably be expected to have a Material Adverse Effect; and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any material Permits or would result in any other material impairment of the rights of the holder of any such material Permits, subject in each case to such qualifications as may be set forth in the Prospectus.

Section 3.12          Investment Company. The Company is not, and after giving effect to the offering and sale of the Common Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

Section 3.13          Financial Condition; No Adverse Changes.

(a)           The financial statements, together with related schedules and notes, included in, or incorporated by reference into, the Registration Statement and the Prospectus, present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of the Company and its consolidated subsidiaries on the basis stated in the Registration Statement, the Prospectus and the General Disclosure Package at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the other financial and statistical information and data included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its consolidated subsidiaries; and all disclosures contained or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package under the Securities Act.

(b)           The Company and its consolidated subsidiaries maintain systems of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) material information relating to the Company and its subsidiaries is made known to the Company by its officers and employees. Other than as set forth in the General Disclosure Package, based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, the Company concluded that its internal controls were effective and there are no material weaknesses. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, there has been no change that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, other than as set forth in the General Disclosure Package.

(c)           The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act and that have been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Other than as set forth in the General Disclosure Package, based on the Company’s most recent evaluation of its disclosure controls and procedures pursuant to Rule 13a-15 of the Exchange Act, the Company’s disclosure controls and procedures were effective. Other than as set forth in the General Disclosure Package, since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes to the Company’s disclosure controls and procedures; the Company, its subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the Principal Market promulgated thereunder.

(d)           KPMG LLP, who has audited the financial statements of the Company and its consolidated subsidiaries that are incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package and has audited the effectiveness of the Company’s internal control over financial reporting, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission promulgated thereunder and the Public Company Accounting Oversight Board.

(e)           The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the General Disclosure Package presents fairly the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(f)            None of the Company’s subsidiaries are currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto) and the Prospectus.

Section 3.14          Use of Proceeds. The Company will use the net proceeds from the offering of Common Shares in the manner specified in the General Disclosure Package under “Use of Proceeds.”

Section 3.15         Environmental Matters. Other than as set forth in the General Disclosure Package, (a) the Company and its controlled subsidiaries are in compliance with all applicable state and federal environmental laws, except for instances of noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (b) no event or condition has occurred that may interfere with the compliance by the Company and its controlled subsidiaries with any environmental law or that may give rise to any liability under any environmental law, in each case that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 3.16         Insurance. Each of the Company and its controlled subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and as are customary in the businesses in which they are engaged.

Section 3.17        Officer’s Certificate. Any certificate signed by any officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an Issuance shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate.

Section 3.18         Finder’s Fees. The Company has not incurred (directly or indirectly) nor will it incur, directly or indirectly, any liability for any broker’s, finder’s, financial advisor’s or other similar fee, charge or commission in connection with this Agreement or any Terms Agreement or the transactions contemplated hereby.

Section 3.19          Non-affiliated Market Capitalization. As of the Effective Date, the aggregate market value of the voting stock held by non-affiliates of the Company (computed using the price at which the Common Stock was last sold as of a date within 60 days prior to such date) exceeds $150 million.

Section 3.20          Taxes. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon; all such tax returns are complete and correct in all material respects; all tax liabilities are adequately provided for on the books of the Company and its subsidiaries except to such extent as would not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries have made all necessary tax payments (including payroll and/or withholding taxes) and are current and up-to-date; and the Company and its subsidiaries have no knowledge of any tax proceeding or action pending or threatened against the Company or its subsidiaries which, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3.13 hereof in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of the subsidiaries has not been finally determined.

Section 3.21         Partnership Status. Each of the Company’s subsidiaries that is a partnership or a limited liability company, other than any entity for which a taxable REIT subsidiary election has been made (“Subsidiary Partnerships”), is properly classified either as a disregarded entity or as a partnership, and not as a corporation or as an association taxable as a corporation, for federal income tax purposes throughout the period from which the Company acquired an interest in such Subsidiary Partnership through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

Section 3.22          REIT Status. With respect to all tax periods regarding which the Internal Revenue Service is or will be entitled to assert any claim that the Company has failed to qualify as a real estate investment trust, the Company has met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and contemplated operations will allow it to continue to meet such requirements.

Section 3.23         REIT Compliance. KPMG LLP (i) periodically tests procedures and conducts annual compliance reviews designed to determine compliance with the REIT provisions of the Code and (ii) assists the Company in monitoring what it believes are appropriate accounting systems and procedures designed to determine compliance with the REIT provisions of the Code.

Section 3.24          Tax Disclosure. The statements under the caption “Certain United States Federal Income Tax Considerations” in the General Disclosure Package are accurate in all material respects.

Section 3.25          Actively-Traded Security. Except under circumstances where either party has provided the other party with the notice required pursuant to Section 2.07 of this Agreement, the Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

Section 3.26          Anti-Bribery; Anti-Corruption. Neither the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, partner, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment, benefit, or anything of value, to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office to influence official action or secure an improper advantage; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and the laws and regulations thereunder (the “OECD Convention”) or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti bribery or anti corruption law. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the FCPA, the OECD Convention or any other applicable anti bribery or anti corruption law or the rules and regulations thereunder. The Company and its subsidiaries will not, directly or indirectly, use the proceeds from the sale of the Common Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, to fund, finance or facilitate activities, business or transactions that are prohibited by the FCPA, the OECD Convention or any other applicable anti bribery or anti corruption law or the rules and regulations thereunder.

Section 3.27         Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Section 3.28          Sanctions. Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company based on reasonable inquiry, any employee, agent or affiliate of the Company or any of its subsidiaries is currently the subject of any U.S. economic or financial sanctions administered or enforced by the U.S. Government (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, which includes the U.S. Government’s designation of such entities and persons as a “specially designated national” or a “blocked person”, the U.S. Department of Commerce, and/or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is, or where the government is, the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic or so-called Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). The Company will not, directly or indirectly, use the proceeds from the sale of the Common Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in a Sanctioned Country, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as sales agent, underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not currently knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject of Sanctions.

Section 3.29          Cybersecurity. Except as disclosed in the Registration Statement or the General Disclosure Package, (A)  to the knowledge of the Company there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its controlled subsidiaries’ information technology and computer systems, networks, hardware or software storing “personal data” or “personally identifiable information,” as such terms are defined under applicable law (including such data and information of their respective customers or employees maintained, processed or stored by the Company and its controlled subsidiaries, and any such data processed or stored by service providers on behalf of the Company and its controlled subsidiaries) (collectively, “IT Systems and Data”); (B) neither the Company nor its controlled subsidiaries have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its controlled subsidiaries have implemented controls, policies, procedures, and technological safeguards consistent with industry practice to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (A) and (B), for any such security breach, incident, unauthorized access or disclosure or compromise as would not, individually or in the aggregate, have a Material Adverse Effect, or with respect to clause (C), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its controlled subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

Article IV

COVENANTS

The Company covenants and agrees during the term of this Agreement or any Terms Agreement with each Agent as follows:

Section 4.01          Registration Statement and Prospectus. The Company shall (i) make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares and (y) an amendment or supplement by means of a Current Report on Form 8-K filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus; provided that the Company will give prior written notice to each Agent of the intention to file such report and describe the subject matter to be included in such report as soon as reasonably practicable prior to the filing of such report) after the date of delivery of an Issuance Notice or of the execution and delivery of a Terms Agreement by the Company and prior to the applicable Settlement Date at any time prior to having afforded each Agent a reasonable opportunity to review and comment thereon; (ii) prepare, with respect to any Issuance Shares to be sold pursuant to this Agreement or any Terms Agreement, an Issuance Supplement with respect to such Common Shares in a form previously approved by each Agent and to file such Issuance Supplement pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and to deliver such number of copies of each Issuance Supplement to each exchange or market on which such sales were effected, in each case unless delivery and filing of such an Issuance Supplement is not required by applicable law or by the rules and regulations of the Commission; (iii) make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares issued or issuable pursuant to this Agreement or any Terms Agreement or (y) by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Proxy Statement on Schedule 14A, a Current Report on Form 8-K or a Registration Statement on Form 8-A or any amendments to any of the foregoing filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Registration Statement or the Prospectus except to the extent required by Section 4.01(i)) without having afforded each Agent a reasonable opportunity to review and comment thereon prior to filing; (iv) file within the time periods required by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction in connection with the offering or sale of the Common Shares, and during such same period advise each Agent, promptly after the Company receives notice thereof, of (A) the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, in each case relating to the Common Shares to be sold pursuant to this Agreement or any Terms Agreement, (B) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to such Common Shares, (C) the suspension of the qualification of such Common Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for any such purpose, or (D) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information relating thereto, or the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus (including, without limitation, any Incorporated Documents) and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Common Shares or suspending any such qualification during a Selling Period, promptly use its commercially reasonable efforts to obtain the withdrawal of such order. If, immediately prior to the third anniversary of the filing of Original Registration Statement, any of the Common Shares remain unsold hereunder, the Company will, prior to such third anniversary, advise each Agent as to whether it intends to file (unless it has already done so), a new automatic shelf registration statement or shelf registration statement, as applicable, relating to the Common Shares and, if such registration statement is not an automatic shelf registration statement, will use its reasonable best efforts to cause such registration statement to be declared effective as soon as practicable, and will take all other reasonable actions necessary or appropriate to permit the offering and sale of Common Shares to continue as contemplated in the expired registration statement relating to such Common Shares and this Agreement or any Terms Agreement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or shelf registration statement, as applicable.

Section 4.02          Blue Sky. The Company shall use its commercially reasonable efforts to cause the Common Shares to be listed on the Principal Market and promptly from time to time to take such action as each Agent may reasonably request to cooperate with each Agent in the qualification of the Common Shares for offering and sale under the blue sky or securities laws of such jurisdictions within the United States of America and its territories as each Agent may reasonably request and to use its commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the sale of the Common Shares; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction.

Section 4.03          Copies of the Registration Statement and Prospectus. The Company shall furnish the Agents with copies (which may be electronic copies) of the Registration Statement and each amendment thereto (other than an amendment by means of any document incorporated or deemed to be incorporated therein by reference and which is available on the Commission’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system), and with copies of the Prospectus and each amendment or supplement thereto (other than an amendment by means of any document incorporated or deemed to be incorporated therein by reference and which is available on the EDGAR system) in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) promulgated by the Commission under the Securities Act, both in such quantities as the Agents may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Common Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company shall notify the Agents and request that the Agents suspend offers to sell Common Shares (and, if so notified, the Agents shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, the Company shall advise the Agents promptly by telephone (with confirmation in writing or email) and prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Agents are required to deliver a prospectus in respect of transactions in the Common Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

Section 4.04          Rule 158. The Company shall make generally available to its holders of the Common Shares as soon as practicable, but in any event not later than 18 months after the “effective date” (as defined in Rule 158(c) promulgated by the Commission under the Securities Act) of the Registration Statement, an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission promulgated thereunder (including the option of the Company to file periodic reports in order to make generally available such earnings statement, to the extent that it is required to file such reports under Section 13 or Section 15(d) of the Exchange Act, pursuant to Rule 158 promulgated by the Commission under the Securities Act).

Section 4.05        Information. Except where such reports, communications, financial statements or other information is available on the EDGAR system, the Company shall furnish to the Agents (in paper or electronic format) copies of all publicly available reports or other communications (financial or other) furnished generally to stockholders and filed with the Commission pursuant to the Exchange Act, and deliver to the Agents (in paper or electronic format) (i) promptly after they are available, copies of any publicly available reports and financial statements furnished to or filed with the Commission or the Principal Market or any other national securities exchange on which any class of securities of the Company is listed; and (ii) such additional publicly available information concerning the business and financial condition of the Company as the Agents may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

Section 4.06         Representations and Warranties. At each delivery of an Issuance Notice and each execution and delivery of a Terms Agreement by the Company and each delivery of Common Shares on the applicable Settlement Date (i) the Company shall be deemed to have affirmed to each Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement or any Terms Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the General Disclosure Package (including any documents incorporated by reference therein and any supplements thereto), and (ii) the Company will undertake to advise each Agent if any of such representations and warranties will not be true and correct as of the Settlement Date for the Common Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Common Shares).

Section 4.07         Counsel Letters. Each time the Registration Statement or the Prospectus is filed, amended or supplemented (other than by means of (x) an amendment or supplement relating solely to the offering of securities other than the Common Shares issued or issuable pursuant to this Agreement or any Terms Agreement, (y) an Issuance Supplement or (z) a Current Report on Form 8-K, unless filed during a Selling Period and reasonably requested by the Agents within 5 days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus (each such amendment or supplement an “Opinion Triggering Event”):

(a)           The Company shall as soon as practicable thereafter furnish or cause to be furnished to the Agents a written opinion and negative assurance letter of Goodwin Procter LLP, counsel for the Company (or such other counsel selected by the Company and reasonably satisfactory to the Agents) to the effect set forth in Exhibit B-1 hereto, dated the date of delivery and in form reasonably satisfactory to the Agents; provided that in rendering such opinion and negative assurance letter, Goodwin Procter LLP (or such other counsel selected by the Company and reasonably satisfactory to the Agents) may reasonably rely upon representations and covenants of duly appointed officers of the Company and its subsidiaries (including, without limitation, any such representations, covenants or statements made in certificates provided by such officers to counsel) and may make such assumptions as are customary with commercial practices;

(b)           The Company shall as soon as practicable thereafter furnish or cause to be furnished to the Agents a written tax opinion of Goodwin Procter LLP, tax counsel for the Company (or such other tax counsel selected by the Company and reasonably satisfactory to the Agents) to the effect set forth in Exhibit B-2 hereto, dated the date of delivery and in form reasonably satisfactory to the Agents; provided that in rendering such tax opinion, Goodwin Procter LLP (or such other tax counsel selected by the Company and reasonably satisfactory to the Agents) may reasonably rely upon representations and covenants of duly appointed officers of the Company and its subsidiaries (including, without limitation, any such representations, covenants or statements made in certificates provided by such officers to counsel) and may make such assumptions as are customary with commercial practices; and

(c)           Clifford Chance US LLP, counsel to the Agents, shall furnish to the Agents a negative assurance letter in form and substance reasonably satisfactory to the Agents provided, however, that the opinions and negative assurance letters required pursuant to this Section 4.07 shall not be required unless and until such time as (i) the Company delivers an Issuance Notice, (ii) the Opinion Triggering Event occurs during a Selling Period or (iii) the Company files a Registration Statement.

Section 4.08         Comfort Letters. Each time the Registration Statement or the Prospectus is filed, amended or supplemented, including by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K (but only a Current Report on Form 8-K that contains financial statements of the Company filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus), other than by an amendment or supplement relating solely to the offering of securities other than the Common Shares issued or issuable pursuant to this Agreement or any Terms Agreement, in any case to set forth financial information included in or derived from the Company’s financial statements or accounting records (each such amendment or supplement a “Comfort Letter Triggering Event”), the Company shall as soon as practicable thereafter cause each independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement to furnish to the Agents a letter, dated the date of delivery, in form reasonably satisfactory to the Agents, of the same tenor as the letter referred to in Section 5.01(g) hereof but modified to relate to the Registration Statement, the Prospectus and to the extent applicable, the General Disclosure Package (other than the offering price of any Common Shares) as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than three business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matters, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter referred to in Section 5.01(g) hereof that was last furnished to such Agent; provided, however, that the Company shall not be obligated to deliver any such comfort letter unless and until such time as (i) the Company delivers an Issuance Notice, (ii) the Comfort Letter Triggering Event occurs during a Selling Period or (iii) the Company files a Registration Statement.

Section 4.09          Officers’ Certificate. Each time the Registration Statement or the Prospectus is filed, amended or supplemented (other than by means of (x) an amendment or supplement relating solely to the offering of securities other than the Common Shares issued or issuable pursuant to this Agreement or any Terms Agreement, (y) an Issuance Supplement or (z) a Current Report on Form 8-K, unless filed during a Selling Period and reasonably requested by the Agents within five days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus (each such amendment or supplement an “Officers’ Certificate Triggering Event”), the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to the Agents a certificate, dated the date of delivery, in such form and executed by such officers of the Company as is reasonably satisfactory to the Agents, of the same tenor as the certificate referred to in Section 2.02(ii) but modified to relate to the Registration Statement, the Prospectus and the General Disclosure Package (other than the offering price of any Common Shares) as amended and supplemented to such date; provided, however, that the Company shall not be obligated to deliver any such officers’ certificate unless and until such time as (i) the Company delivers an Issuance Notice, (ii) the Officers’ Certificate Triggering Event occurs during a Selling Period or (iii) the Company files a Registration Statement.

Section 4.10          Stand Off Agreement. Without the written consent of the Agents, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than Common Shares hereunder), warrants or any rights to purchase or acquire, Common Stock during the period beginning on the first (1) Trading Day immediately prior to the date on which any Issuance Notice is delivered to the Agents hereunder and ending on the first (1) Trading Day immediately following the Settlement Date with respect to Common Shares sold pursuant to such Issuance Notice (the “Stand Off Period”); provided, however, that such restriction will not be required in connection with the Company’s issuance or sale of (i) Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any employee or director stock option, incentive or benefit plan, stock purchase or ownership plan or dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in its stock purchase plan) of the Company, (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights disclosed in the Company’s Commission filings and (iii) Common Stock issuable as consideration in connection with acquisitions of business, assets or securities of other Persons. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

Section 4.11          Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or (ii) during the Stand Off Period, sell, bid for or purchase the Common Shares, or pay any person any compensation for soliciting purchases of the Common Shares other than the Agents.

Section 4.12           REIT Status. The Company will use its best efforts to continue to meet the requirements for qualification as a REIT under Sections 856 through 860 of the Code.

Section 4.13          Maximum Program Amount. The Company will promptly notify the Agents when Common Shares having an aggregate gross sales price equal to the Maximum Program Amount have been sold pursuant to this Agreement or any Terms Agreement.

Section 4.14           Due Diligence. The Company will cooperate timely with any reasonable due diligence review conducted by the Agents or their counsel from time to time in connection with the transactions contemplated by this Agreement or any Terms Agreement, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers and the Company’s accountants, during regular business hours and at the Company’s principal offices, as such Agent may reasonably request.

Article V

CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT

Section 5.01          Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Agents to Sell Common Shares During the Selling Period(s). The right of the Company to deliver an Issuance Notice or sell Common Shares to an Agent under any Terms Agreement hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice or execution and delivery of such Terms Agreement, and any obligation of the Agents to sell Common Shares under this Agreement during the applicable Selling Period or under any Terms Agreement shall be subject to the satisfaction, on the applicable Settlement Date, of each of the following conditions:

(a)           Effective Registration Statement and Authorizations. The Registration Statement shall remain effective and sales of all of the Common Shares (including all of the Issuance Shares issued with respect to all prior Issuances and all of the Issuance Shares expected to be issued in connection with the Issuance specified by the current Issuance Notice) may be made by an Agent thereunder, and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist; (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agents and (iv) no event specified in Section 4.03 hereof shall have occurred and be continuing without the Company amending or supplementing the Registration Statement or the Prospectus as provided in Section 4.03. The authorizations referred to in Section 3.08 of this Agreement shall have been issued and shall be in full force and effect, and such authorizations shall not be the subject of any pending or, to the Company’s knowledge, threatened application for rehearing or petition for modification, and are sufficient to authorize the issuance and sale of the Common Shares.

(b)           Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company shall be true and correct as of the Closing Date, as of the applicable date referred to in Section 4.09 that is prior to such Issuance Date or Settlement Date, as the case may be, and as of such Issuance Date and Settlement Date as though made at such time, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale (as set forth in the applicable Terms Agreement) and Settlement Date.

(c)           Performance by the Company. The Company shall have performed, satisfied and complied, in all material respects, with all covenants, agreements and conditions required by this Agreement or any Terms Agreement to be performed, satisfied or complied with by the Company at or prior to such date.

(d)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement or any Terms Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement or any Terms Agreement.

(e)           Material Adverse Changes. Since the date of this Agreement and any Terms Agreement, no event that had or is reasonably likely to have a Material Adverse Effect shall have occurred that has not been disclosed in the General Disclosure Package (including the documents incorporated by reference therein and any supplements thereto).

(f)            No Suspension of Trading In or Delisting of Common Stock; Other Events. The trading of the Common Stock (including without limitation the Issuance Shares) shall not have been suspended by the Commission, the Principal Market or the Financial Industry Regulatory Authority since the immediately preceding Settlement Date or, if there has been no Settlement Date, the Closing Date, and the Common Shares (including without limitation the Issuance Shares) shall have been approved for listing or quotation on, subject to notice of issuance, and shall not have been delisted from the Principal Market. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) trading generally on the Principal Market or The Nasdaq Stock Market has been suspended or materially limited, or minimum and maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York state authorities; or (iii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis involving the United States or the declaration by the United States of a national emergency or war or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iii) in the sole judgment of the Agents makes it impracticable or inadvisable to proceed with the sale of Common Shares.

(g)           Comfort Letter. Each independent registered public accounting firm who has audited the financial statements included or incorporated by reference in the Registration Statement shall have furnished to the Agents a letter required to be delivered pursuant to Section 4.08 on or before the date on which satisfaction of this condition is determined.

(h)           No Defaults. The execution and delivery of this Agreement and any Terms Agreement and the issuance and sale of the Common Shares and the compliance by the Company with all of the provisions of this Agreement and any Terms Agreement will not result in the Company or any of the Significant Subsidiaries being in default of (whether upon the passage of time, the giving of notice or both) their organizational and other governing documents, or any provision of any security issued by the Company or any of its Significant Subsidiaries, or of any agreement, instrument or other undertaking to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company, any of its Significant Subsidiaries or any of their property or assets is bound, in each case which default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(i)             Trading Cushion. The Selling Period for any previous Issuance Notice shall have expired or been terminated.

(j)             Maximum Issuance Amount. In no event may the Company issue an Issuance Notice to sell an Issuance Amount to the extent that the sum of (x) the requested Issuance Amount, plus (y) the aggregate Issuance Amounts sold under all previous Issuances effected pursuant to this Agreement or any Terms Agreement, would exceed the Maximum Program Amount.

(k)           Prospectus Supplement and Issuance Supplement. (i) A supplement to the prospectus included in the Registration Statement related to the offering and sale of Common Shares pursuant to this Agreement or any Terms Agreement (the “Prospectus Supplement”), in form and substance to be agreed upon by the parties hereto, setting forth information regarding this Agreement including, without limitation, the Maximum Program Amount, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to the Agents on or prior to the Issuance Date; and (ii) to the extent required by Section 4.01(ii), an Issuance Supplement, in form and substance to be agreed upon by the parties, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to the Agents on or prior to the Issuance Date.

(l)           Counsel Letters. (i) Goodwin Procter LLP (or other counsel selected by the Company and reasonably satisfactory to the Agents), shall have furnished to the Agents their written opinion and negative assurance letter required to be delivered pursuant to Section 4.07(a) on or before the date on which satisfaction of this condition is determined; (ii) Goodwin Procter LLP (or other tax counsel selected by the Company and reasonably satisfactory to the Agents), shall have furnished to the Agents their written tax opinion required to be delivered pursuant to Section 4.07(b) on or before the date on which satisfaction of this condition is determined; and (iii) Clifford Chance US LLP, counsel for the Agents, shall have furnished to the Agents the negative assurance letter required to be delivered pursuant to Section 4.07(c) on or before the date on which satisfaction of this condition is determined.

(m)         Officers’ Certificate. The Company shall have furnished or caused to be furnished to the Agents an officers’ certificate executed by the Chief Executive Officer, the President, any Executive Vice President or any Senior Vice President of the Company and by the Chief Financial Officer of the Company, signing in such respective capacities, required to be delivered pursuant to Section 4.09 on or before the date on which satisfaction of this condition is determined, as to the matters specified in Section 2.02(ii).

(n)           Chief Financial Officer’s Certificate. The Company shall have furnished or caused to be furnished to the Agents an officer’s certificate executed by the Chief Financial Officer, satisfactory to the Agents, with respect to certain information contained in the Registration Statement, the Incorporated Documents and the General Disclosure Package.

(o)           Other Documents. On the Closing Date and prior to each Issuance Date and Settlement Date, the Agents and their counsel shall have been furnished with such documents as they may reasonably require in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Common Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Agents and their counsel.

Section 5.02          Suspension of Sales. The Company or each Agent may, upon notice to the other party hereto in writing, including by email, or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Issuance Shares, and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair either party’s obligations with respect to any Issuance Shares sold hereunder after a reasonably practicable period of time following receipt of such notice, but in no event shall there be any Issuance Shares sold beyond the trading day in which the notice was received. The Company agrees that no such notice shall be effective against any Agent unless it is made to one of the individuals named on Schedule 1 hereto, as such Schedule may be amended from time to time. The Agents agree that no such notice shall be effective against the Company unless it is made to one of the individuals named on Schedule 1 annexed hereto, as such Schedule may be amended from time to time.

Article VI

INDEMNIFICATION AND CONTRIBUTION

Section 6.01          Indemnification by the Company. The Company agrees to indemnify and hold harmless each Agent, its officers, directors, employees and agents, and each Person, if any, who controls such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person’s respective officers, directors, employees and agents (collectively, the “Controlling Persons”), and each affiliate of such Agent (within the meaning of Rule 405 under the Securities Act Regulations), from and against any and all losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which such Agent, its officers, directors, employees and agents, and any such Controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, any preliminary prospectus, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto or any preliminary prospectus, or any Issuer Free Writing Prospectus, in light of the circumstances in which they were made) not misleading, except insofar as the same are made in reliance upon and in conformity with information related to the Agents or their plan of distribution furnished in writing to the Company by or on behalf of the Agents expressly for use therein, and the Company shall reimburse the Agents, its officers, directors, employees and agents, and each Controlling Person for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, as such expenses are incurred.

Section 6.02          Indemnification by the Agents. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person’s respective officers, directors, employees and agents, and each affiliate of the Company (within the meaning of Rule 405 under the Securities Act Regulations), from and against any losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which the Company, its officers, directors, employees or agents, any such controlling Person and any officer, director, employee or agent of such controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as losses, claims, damages or liabilities (or action or proceeding in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, or any preliminary prospectus, or any Issuer Free Writing Prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto or any preliminary prospectus, or any Issuer Free Writing Prospectus, in light of the circumstances in which they were made) not misleading in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information related to the Agents or their plan of distribution furnished to the Company by or on behalf of the Agents expressly for use therein.

Section 6.03          Conduct of Indemnification Proceedings. Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 6.01 or 6.02, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action. In the event an Indemnified Party shall fail to give such notice as provided in this Section 6.03 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Section 6.01 or 6.02 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 6.01 or 6.02. If any such claim or action shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) such Indemnified Party reasonably concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest with the Company, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties under this Agreement or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party unless such settlement (a) includes an unconditional release of each such Indemnified Party from all losses, claims, damages or liabilities arising out of such claim or proceeding, (b) involves only the payment of money, and (c) does not admit or constitute an admission of fault, guilt, failure to act or culpability on the part of any such Indemnified Party.

Section 6.04          Contribution. If for any reason the indemnification provided for in this Article VI is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company, on the one hand, and the applicable Agents, on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the applicable Agents on the other hand from the offering of the Common Shares to which such losses, claims, damages or liabilities relate. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnifying Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the applicable Agents in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and by the applicable Agents, on the other, shall be deemed to be in the same proportion as the total net proceeds from the sale of Common Shares (before deducting expenses) received by the Company bear to the total commissions received by the applicable Agents in respect thereof. The relative fault of the Company, on the one hand, and the applicable Agents, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on one hand or by the applicable Agents on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 6.04 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.04, no Agent shall in any event be required to contribute any amount in excess of the commissions received by such Agent under this Agreement or any Terms Agreement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.04, each officer, director, employee and agent of an Agent, and each Controlling Person, shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Controlling Person shall have the same rights to contribution as the Company. The obligations of the Company and the Agents under this Article VI are several and not joint and shall be in addition to any liability that the Company and the Agents may otherwise have.

Article VII

TERMINATION

Section 7.01          Term. Subject to the provisions of this Article VII, the term of this Agreement shall run until the end of the Commitment Period.

Section 7.02          Termination by an Agent. Each Agent may terminate the right of the Company to effect any Issuances under this Agreement or any Terms Agreement, as to itself:

(a)           upon one (1) Trading Day’s notice if any of the following events shall occur:

(i)            the Company or any Significant Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

(ii)           bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any of its Significant Subsidiaries;

(iii)          the Company shall fail to maintain the listing of the Common Stock on the Principal Market;

(iv)          since the Effective Date, there shall have occurred any event, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(b)           upon ten (10) days’ notice of its election to terminate this Agreement, in its sole discretion, at any time.

Section 7.03         Termination by the Company. The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. After delivery of such notice, the Company shall no longer have any right to deliver any Issuance Notices hereunder. In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the applicable Agent.

Section 7.04          Liability; Provisions that Survive Termination. If this Agreement is terminated pursuant to this Article VII, such termination shall be without liability of any party hereto to any other party hereto except as provided in Section 9.02 and for the Company’s obligations in respect of all prior Issuance Notices, and provided, further, that in any case the provisions of Article VI, this Section 7.04, Article VIII and Article IX shall survive termination of this Agreement without limitation.

Article VIII

REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY

All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of each Agent and its officers, directors, employees and agents and any Controlling Persons, (ii) delivery and acceptance of the Common Shares and payment therefor or (iii) any termination of this Agreement and any Terms Agreement.

Article IX

MISCELLANEOUS

Section 9.01          Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date or the execution and delivery of any Terms Agreement, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agents prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any Terms Agreement or any of the transactions contemplated hereby that has not been previously disclosed without the prior written approval of the other party hereto, which such approval will not unreasonably withheld, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto. Notwithstanding the foregoing, the Company may disclose the results of any Issuance, including the Issuance Price and number of shares of Common Stock issued pursuant to an Issuance and the entry into, or issuance of Common Shares pursuant to, a Terms Agreement in a press release, quarterly report on Form 10-Q or annual report on Form 10-K and the Company may provide oral updates of such previously publicly disclosed information to investors and/or shareholders without the prior written approval of the Agents.

Section 9.02          Expenses. The Company covenants and agrees with each Agent that the Company shall pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any Issuance Supplements and all other amendments and supplements thereto and the mailing and delivery of copies thereof to the Agents and the Principal Market; (ii) the cost (other than the Agent Expenses described below) of printing, preparing or reproducing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Common Shares; (iii) all filing fees and expenses (other than the Agent Expenses described below) in connection with the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 4.02 hereof; (iv) the cost of preparing the Common Shares; (v) the fees and expenses of any transfer agent of the Company; (vi) the cost of providing any CUSIP or other identification numbers for the Common Shares; (vii) the fees and expenses incurred in connection with the listing or qualification of the Common Shares on the Principal Market and any filing fees incident to any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Common Shares in connection with this Agreement and any Terms Agreement and the Registration Statement (including the reasonable fees, disbursements and expenses of counsel for the Agents); and (viii) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section. In addition, if Common Shares having an aggregate gross sales price of at least $15.0 million have not been offered and sold under this Agreement by the 24-month anniversary of this Agreement (or such earlier date on which the Company terminates this Agreement pursuant to Section 7.03), the Company shall reimburse the Agents for the reasonable documented out-of-pocket expenses of the Agents, including the reasonable fees, disbursements and expenses of counsel for the Agents (including in connection with the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 4.02 hereof and in connection with preparing any blue sky survey), in connection with this Agreement and any Terms Agreement and the Registration Statement and any Issuances hereunder and ongoing services in connection with the transactions contemplated hereunder (collectively, the “Agent Expenses”); provided, however, that the Company shall not be required to reimburse the Agents pursuant to this Section 9.02 for Agent Expenses in excess of $75,000 in the aggregate. The Expenses shall be divided among the Agents in amounts proportionate to the aggregate offering amount sold by each Agent under this Agreement and any Terms Agreement, after taking into account the amount of Expenses actually paid by each Agent.

Section 9.03          Notices. Except as expressly set forth herein, all notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company to: 400 W. Parkway Place, Suite 100, Ridgeland, MS 39157, Attention: Brent W. Wood, Facsimile No.: (601) 352-1441, with a copy (which shall not constitute notice) to Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, Attention: Ettore Santucci; and (ii) if to each Agent, to: Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department, Facsimile No.: (414) 298-7474), with a copy to the Legal Department; BNY Mellon Capital Markets, LLC, 240 Greenwich Street, 3rd Floor New York, NY 10286; BofA Securities, Inc., One Bryant Park, 25th Floor, New York, NY 10036, Attention: Hicham Hamdouch, with a copy to the Legal Department, Facsimile No: (646) 855-5390; BTIG, LLC, 65 East 55th Street, New York, NY 10022; Jefferies LLC, 520 Madison Avenue, New York, NY 10022, Attention: General Counsel; Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: Syndicate Department; Regions Securities LLC, 615 South College Street. Suite 600, Charlotte, NC 28202, Attention: Regions ECM Desk, Facsimile No.: (704) 632-3765; Samuel A. Ramirez & Company, Inc., 61 Broadway, 29th Floor, New York, NY 10006, Attention: Lawrence F. Goldman, Facsimile No.: (212) 248-3856; TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, Attention: Equity Capital Markets; and Wells Fargo Securities, LLC, 500 West 33rd Street, New York, NY 10001, Attention: Equity Syndicate Department and the Special Equities Desk, Facsimile No.: (212) 214-5918. Except as set forth in Sections 2.03, 4.03 and 5.02, notice shall be deemed given on the date of service or transmission if personally served or transmitted by any standard form of telecommunication. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service for next day delivery.

Section 9.04           Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

Section 9.05          Amendment and Waiver. This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification, supplement, restatement or waiver is sought to be enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

Section 9.06          No Assignment; No Third Party Beneficiaries. This Agreement and any Terms Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company or an Agent. Any purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect. This Agreement and any Terms Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and, to the extent provided in Article VI, the controlling persons, officers, directors, employees and agents referred to in Article VI. This Agreement and any Terms Agreement are not intended to confer any rights or benefits on any Persons other than as set forth in Article VI or elsewhere in this Agreement and any Terms Agreement.

Section 9.07           Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or any Terms Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 9.08           Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement and any Terms Agreement.

Section 9.09          Titles and Headings. Titles, captions and headings of the sections of this Agreement and any Terms Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement or of any Terms Agreement.

Section 9.10          Governing Law; Jurisdiction. THIS AGREEMENT AND ANY TERMS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or any Terms Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court located in the Borough of Manhattan, and the Company agrees to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each party hereto waives (to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.

Section 9.11           Waiver of Jury Trial. The Company and each Agent hereby irrevocably waive any right such party may have to a trial by jury in respect of any claim based upon or arising out of this Agreement and any Terms Agreement, or any transaction contemplated hereby.

Section 9.12          Counterparts. This Agreement and any Terms Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an email which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Section 9.13          Adjustments for Stock Splits, etc. The parties hereto acknowledge and agree that share related numbers contained in this Agreement (including the minimum Floor Price) shall be equitably adjusted to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.

Section 9.14           No Fiduciary Duty. The Company acknowledges and agrees that each Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Common Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person and will not claim that such Agent is acting in such capacity in connection with the offering of the Common Shares contemplated hereby. Additionally, each Agent is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Common Shares contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Agent shall have any responsibility or liability to the Company with respect thereto. Any review by the Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and shall not be on behalf of the Company.

Section 9.15          Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement or any Terms Agreement, and any interest and obligation in or under this Agreement or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that such Agent is a Covered Entity or a BHC Act Affiliate of any Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and any Terms Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and any Terms Agreement were governed by the laws of the United States or a state of the United States.

(c)           For purposes of this Section 9.15:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

EASTGROUP PROPERTIES, INC.

By:	/s/ Brent W. Wood
Name: Brent W. Wood
Title: Executive Vice President, Chief Financial Officer and Treasurer

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Managing Director

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Dan Klinger
Name: Dan Klinger
Title: MD

BOFA SECURITIES, INC.

By:	/s/ Hicham Hamdouch
Name: Hicham Hamdouch
Title: Managing Director

BTIG, LLC

By:	/s/ Steve Ortiz
Name: Steve Ortiz
Title: Managing Director

[Signature page to Sales Agency Financing Agreement]

JEFFERIES LLC

By:	/s/ William S Cowan, Jr
Name: William S Cowan, Jr
Title: Managing Director

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Brad Butcher
Name: Brad Butcher
Title: Co-Head of Real Estate

REGIONS SECURITIES LLC

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director -- ECM

SAMUEL A. RAMIREZ & COMPANY, INC.

By:	/s/ Richard Viton
Name: Richard Viton
Title: Managing Director

TD SECURITIES (USA) LLC

By:	/s/ Dawn Crandlemire
Name: Dawn Crandlemire
Title: Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

[Signature page to Sales Agency Financing Agreement]

EXHIBIT A

FORM OF ISSUANCE NOTICE

Date: [●]

[●]
Attn: [●]
Email: [●]

Reference is made to the Sales Agency Financing Agreement between EastGroup Properties, Inc. (the “Company”), [●] (the “Agent”) and the other parties thereto, dated as of December 16, 2022 (the “Agreement”). The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Agreement is true and correct on the date hereof, and that the Prospectus and the General Disclosure Package, including the documents incorporated by reference therein, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Effective Date of Delivery of Issuance Notice (determined pursuant to Section 2.03(b)):

Number of Days in Selling Period: [●]

First Date of Selling Period: [●]

Last Date of Selling Period: [●]

Settlement Date(s): [●]

Issuance Amount: [●]

Selling Commission: [●]%

Floor Price Limitation (adjustable by Company during the Selling Period, and in no event less than $1.00 without the prior written consent of the Agent, which consent may be withheld in Agent’s sole discretion): $ [●] per share

Comments: [●]

EASTGROUP PROPERTIES, INC.

By:
Name:
Title:

Exhibit A-1

EXHIBIT A-1

FORM OF TERMS AGREEMENT

Date:  [●]

Attn:  [●]
Email: [●]

Dear Recipients:

EastGroup Properties, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Sales Agency Financing Agreement (the “Agreement”), dated as of December 16, 2022, between the Company and Robert W. Baird & Co. Incorporated, BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, Raymond James & Associates, Inc., Regions Securities LLC, Samuel A. Ramirez & Company, Inc., TD Securities (USA) LLC, and Wells Fargo Securities, LLC, to issue and sell to [each of] [●] [and [●]] as principal for resale ([collectively,] the “Agent[s]”) the securities specified in the Schedule hereto (the “Purchased Shares”). Unless otherwise defined below, terms defined in the Agreement shall have the same meanings when used herein.

Each of the provisions of the Agreement not specifically related to the solicitation by the Agent[s], [each] as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares, in the form heretofore delivered to the Agent[s], is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent[s], and the latter agrees to purchase from the Company, the Purchased Shares at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Agreement or this Terms Agreement to the contrary, the Company consents to the Agent[s] trading in the Common Stock for Agent[s]’s own account and for the account of its clients at the same time as sales of the Purchased Shares occur pursuant to this Terms Agreement.

[Signature Page to Follow]

Exhibit A-1-1

Schedule to Terms Agreement

Title of Purchased Shares:

Common Stock, par value $0.0001 per share

Number of Shares of Purchased Shares:

[●] shares

Initial Price to Public:

$[●] per share

Purchase Price Payable by the Agent[s]:

$[●] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Principal Settlement Date:

[●], 20[●]

Closing Location:

[●]

Documents to be Delivered:

The following documents referred to in the Agreement shall be delivered on the Principal Settlement Date as a condition to the closing for the Purchased Shares (which documents shall be dated on or as of the Principal Settlement Date and shall be appropriately updated to cover any preliminary prospectus, permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, any preliminary Prospectus, the Prospectus, any permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1)	the Officer’s Certificate referred to in Sections 4.09 and 5.01;

(2)	the opinions and negative assurance letters referred to in Sections 4.07 and 5.01;

(3)	the comfort letter referred to in Section 4.08;

(4)	if reasonably requested by the Agent[s], the Chief Financial Officer’s certificate referred to in

Exhibit A-1-2

Sections 4.09 and 5.01;

(5)	and such other documents as the Agent[s] shall reasonably request.

[Lockup:]

[●]

Time of sale: [●] [a.m./p.m.] (New York City time) on [●], [●]

Time of sale information:

●	The number of shares of Purchased Shares set forth above

●	The initial price to public set forth above

●	[Other]

Exhibit A-1-3

EXHIBIT B-1

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF GOODWIN PROCTER LLP, COUNSEL FOR THE COMPANY

Exh. B-1-1

EXHIBIT B-2

FORM OF TAX OPINION OF GOODWIN PROCTER LLP, TAX COUNSEL FOR THE COMPANY

Exh. B-2-1

SCHEDULE 1

NOTICES

Sch. 1-1